As filed with the Securities and Exchange Commission on October 1, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 1, 2012

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On October 1, 2012, B&G Foods announced our intention to offer, subject to market and other conditions, 3,629,165 shares of our common stock, pursuant to an effective shelf registration statement previously filed with the Securities and the Exchange Commission.  In connection with the offering, B&G Foods expects to grant the underwriters an option for a period of 30 days to purchase up to an additional 544,375 shares of common stock.  B&G Foods’ common stock is listed on the New York Stock Exchange under the symbol “BGS.”

B&G Foods expects to use the net proceeds of the offering for general corporate purposes, which may include among other things, the payment of all or a portion of the purchase price and related transaction costs for the recently announced acquisition of the New York Style and Old London brands or any future acquisitions, and the repayment or retirement of a portion of B&G Foods’ long-term debt.

Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and RBC Capital Markets, LLC are acting as joint book-running managers, and BofA Merrill Lynch and Deutsche Bank Securities are acting as co-managers for the offering.

A copy of the press release announcing the foregoing, which is attached to this report as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1	Press Release dated October 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: October 1, 2012	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel and Secretary